File No. 70-8507

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                         POST-EFFECTIVE AMENDMENT NO. 10

                                   TO FORM U-1

                           APPLICATION AND DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
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                               NORTHEAST UTILITIES
                              174 Brush Hill Avenue
                      West Springfield, Massachusetts 01089

                       NORTHEAST UTILITIES SERVICE COMPANY
                                  P.O. Box 270
                             Hartford, CT 06141-0270

                            CHARTER OAK ENERGY, INC.
                           COE DEVELOPMENT CORPORATION
                                107 Selden Street
                              Berlin, CT 06037-1616
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                   (Name of company filing this statement and
                     address of principal executive offices)


                               NORTHEAST UTILITIES
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                         (Name of top registered holding
                 company parent of each applicant or declarant)

                             Jeffrey C. Miller, Esq.
                            Assistant General Counsel
                       NORTHEAST UTILITIES SERVICE COMPANY
                                  P.O. Box 270
                        Hartford, Connecticut 06141-0270
                     (Name and address of agent for service)

                  The Commission is requested to mail copies of
                   all orders, notices and communications to:

Mark Malaspina, Esq.                               William S. Lamb, Esq.
Charter Oak Energy, Inc.                           LeBoeuf, Lamb, Greene
P.O. Box 270                                         & MacRae, L.L.P.
Berlin, CT 06141-0270                              125 W. 55th Street
                                                   New York, New York 10019-5389



     This Post-Effective Amendment Number Ten to the Application and Declaration on Form U-1 (File No. 70-8507) (the "Application") is being filed by Northeast Utilities, Northeast Utilities Service Company ("NUSCO"), Charter Oak Energy, Inc. and COE Development Company to amend the application as follows:

EXHIBITS

F-1 Legal Opinion (Filed Herewith)


                                    SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Amendment to be signed on their behalf by the undersigned thereunto duly authorized.


                                NORTHEAST UTILITIES
                                NORTHEAST UTILITIES SERVICE COMPANY
                                CHARTER OAK ENERGY, INC.
                                COE DEVELOPMENT CORPORATION



                                By: /s/ William S. Lamb
                                    William S. Lamb
                                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                    A Limited Liability Partnership
                                      Including Professional Corporations
                                    125 W. 55th Street
                                    New York, NY  10019-5389

                                    Attorney for Northeast Utilities,
                                    Northeast Utilities Service
                                    Company, Charter Oak Energy, Inc.
                                    and COE Development Corporation



Date:  December 11, 1997